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STANDBY RESERVE FUND, INC.

ARTICLES OF REVIVAL

STANDBY RESERVE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: These Articles of Revival are for the purpose of reviving the Charter of the Corporation,

SECOND: The name of the Corporation at the time of the forfeiture of its Charter was STANDBY RESERVE FUND, INC.

THIRD: The name which the Corporation will use after the revival of its Charter pursuant to these Articles of Revival shall be STANDBY RESERVE FUND, INC., which name complies with the provisions of the Corporations and Associations Article of the Annotated Code of Maryland with respect to corporate names.

FOURTH: The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a citizen actually residing in this State.

FIFTH: Prior to the filing of these Articles of Revival, the Corporation has:

(a) Filed all annual reports required to be filed by the Corporation or which would have been required to be filed by the Corporation if its Charter had not been forfeited;

(b) Paid all fees required by law; and

(c) Paid all unemployment insurance contributions or reimbursement payments, all State and local taxes (except taxes on real estate) and all interest and penalties due by the Corporation or which would have become due if its Charter had not been forfeited, whether or not barred by limitations.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Revival to be signed and acknowledged in its name and on its behalf by three of its last acting directors and its corporate seal to be hereunto affixed


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all as of this 11 th day of November, 1992.

STANDBY RESERVE FUND, INC.

/s/ Joseph M. Cohen Lasting Acting Director

/s/ Martin J. Gruber Lasting Acting Director

/s/ Peter P. Gil Lasting Acting Director

The last acting president, vice president, secretary, and treasurer are unable or unwilling to sign and acknowledge these Articles of Revival; therefor, the undersigned who represent the lesser of a majority or 3 of the last acting directors of the Corporation severally acknowledge these Articles of Revival to be their act.

Dated: November 11 , 1992

/s/ Joseph M. Cohen Lasting Acting Director

/s/ Martin J. Gruber Lasting Acting Director

/s/ Peter P. Gil Lasting Acting Director

AFFIDAVIT FOR REVIVAL OF A CHARTER

I, Joseph M. Cohen of New York, New York, Last Acting Director of STANDBY RESERVE FUND, INC, hereby declare that the previously mentioned corporation had paid all unemployment insurance contributions or reimbursement payments, all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited, whether or not barred by limitations.

 /s/ Joseph M. Cohen

I hereby certify that on November 6, 1992, before me, the subscriber, a notary public of the State of New York, in and for the County of New York, personally appeared Joseph M. Cohen and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

/s/ Fran Victory


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AFFIDAVIT FOR REVIVAL OF A CHARTER

I, Martin J. Gruber of New York. New York, Last Acting Director of STANDBY RESERVE FUND, INC, hereby declare that the previously mentioned corporation has paid all unemployment insurance contributions or reimbursement payments, all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would have become due if the charter had not been forfeited, whether or not barred by limitations.

/s/ Martin J. Gruber

I hereby certify that on November l , 1992. before me, the subscriber, a notary public of the State of New York, in and for the County of New York , personally appeared Martin J. Gruber and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

/s/ Fran Victory

AFFIDAVIT FOR REVIVAL OF A CHARTER

I, Peter P. Gil of New Castle, New Hampshire, Last Acting Director of STANDBY RESERVE FUND, INC., hereby declare that the previously mentioned corporation has paid all unemployment insurance contributions or reimbursement payments, all State and local taxes except taxes on real estate, and all interest and penalties due by the corporation or which would become due if the charter had not been forfeited, whether or not barred by limitations.

/s/ Peter P. Gil

I hereby certify that on November 9, 1992, before me, the subscriber, a notary public of The Commonwealth of Massachusetts, in and for the County of Middlesex, personally appeared Peter P. Gil and made oath under the penalties of perjury that the matters and facts set forth in this affidavit are true to the best of his knowledge, information and belief.

/s/ Josephine M. DiCicco